                                    EXHIBIT 24

                                POWER OF ATTORNEY

     The undersigned, Michael McClorey (the "Undersigned"), does hereby nominate, constitute and appoint Tami Pauley, George Thomas and Loren Ambrose,

with full power and authority of substitution and revocation, the Undersigned's true and lawful agent and attorney in-fact ("Attorney-in Fact"), in the discretion of such Attorney-in Fact, in the name of and on behalf of the

Undersigned as fully as the Undersigned could if the Undersigned were present and acting in person, to perform any and all acts that may be necessary or desirable to complete, make and execute any and all required or voluntary filings (the "Filings") under Section 16(a) of the Securities Exchange Act of

1934, as amended (the "Exchange Act"), and the rules and regulations thereunder,

with the Securities and Exchange Commission, The Nasdaq National Market, Vertrue

Incorporated (the "Company"), and any other person or entity to which such filings may be required under Section 16(a) of the Exchange Act as a result of the Undersigned's position as an officer and/or director of the Company.

     The Undersigned hereby grants the Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in

Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The

Undersigned hereby acknowledges that the foregoing Attorney-in-Fact, in serving in such capacity at the request of the Undersigned, is not assuming, nor is the

Company assuming, any of the Undersigned's responsibilities to comply with

Section 16 of the Exchange Act.

     This Power of Attorney shall remain in full force and effect from the date set forth below until such time as it is revoked by the Undersigned in a signed writing delivered to the foregoing Attorney-in-Fact. The Undersigned hereby revokes all prior powers of attorney relating to the foregoing acts.

     IN WITNESS WHEREOF, the Undersigned has hereunto signed this Power of

Attorney this 12th day of August, 2005.

                                                   By: /s/ Michael McClorey

                                                       -----------------------

                                                       Name:

Sworn to before me this 12 day

of August, 2005

/s/ Lisa M. Gates

-------------------------------

Notary Public